UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2007

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

Suite 155, 110 Cypress Station Drive, Houston, TX 77090

(Address of principal executive offices and Zip Code)

(281) 851-9500

(Registrant's telephone number, including area code)

307-1178 Hamilton Street, Vancouver, B.C., Canada V6B 2S2

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007, we entered into a letter agreement with VirtualCFO, Inc. doing business as VCFO, whereby we engaged the services of VCFO to provide oversight and guidance to our company’s finance and accounting team. Under the agreement, Hilda Kouvelis will be assigned by VCFO to provide our company with management support and assist our company with operational and public reporting requirements, corporate oversight, guidance of finance and accounting matters and such other assistance as required by our company.

Ms. Kouvelis has 23 years of experience as a financial controller with various companies and has been a certified public accountant since 1983. Ms. Kouvelis started her career in 1984 as the controller and general manager of FINA, Inc., a $4 billion oil and gas, refining and petrochemical manufacturing company. From 1984 to January 2001, Ms. Kouvelis held numerous positions with FINA, Inc., including: controller and general manager, financial controller, treasurer, member of plan committee, area controller and upstream accounting. From December 2001 to December 2004, Ms. Kouvelis was the financial controller for Ascent Energy Inc., a $250 million independent energy company engaged in the acquisition, exploitation, exploration, development and production of natural gas and crude oil. During the period March 2001 to November 2001 she was the vice-president and controller of e2 Communications, Inc., a startup entity providing hosted digital infrastructure for e-marketing and relationship management.

Ms. Kouvelis received a Bachelor of Business Administration from the Angelo State University and a Masters of Business Administration from the University of Dallas.

Pursuant to the terms of the letter agreement dated November 2, 2007, we agreed to pay VCFO $175 per hour for all services billed by Ms. Kouvelis to our company. We have also agreed to reimburse Ms. Kouvelis for all expenses incurred in connection with the provision of her services.

Family Relationships

There are no family relationships with Hilda Kouvelis and any of our other directors and officers.

Certain Related Transactions and Relationships

Except as described herein, neither Hilda Kouvelis, nor any family member of Hilda Kouvelis, had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our financial year ended May 31, 2007, or in any currently proposed transaction, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last three completed fiscal years.

Item 9.01 Financial Statements and Exhibits

10.1	Letter Agreement with VirtualCFO, Inc. doing business as VCFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Name: Eric Boehnke

Title: President, Secretary and Treasurer

Dated: November 7, 2007

CW1500244.1